                                                                    EXHIBIT 11.1

             COMPUTATION OF NET INCOME PER SHARE FOR THE THREE AND
                 NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1995
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
                                                                      THREE MONTHS ENDED    NINE MONTHS ENDED
                                                                        SEPTEMBER 30,         SEPTEMBER 30,
                                                                     --------------------  --------------------
                                                                       1994       1995       1994       1995
                                                                     ---------  ---------  ---------  ---------
INCOME PER COMMON SHARE ASSUMING NO DILUTION
  Income before extraordinary item and dividends and accretion on
   mandatorily redeemable preferred stock..........................  $   1,459  $   2,406  $   3,497  $   5,467
  Dividends and accretion on mandatorily redeemable preferred
   stock...........................................................       (180)      (162)      (716)      (487)
                                                                     ---------  ---------  ---------  ---------
  Income before extraordinary item.................................      1,279      2,244      2,781      4,980
  Extraordinary item - gain on early retirement of debt............                                      15,177
                                                                     ---------  ---------  ---------  ---------
  Net income applicable to common stock............................  $   1,279  $   2,244  $   2,781  $  20,157
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
  Weighted average common shares outstanding (1)...................     14,069     16,451     14,069     15,500
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
Income per common share assuming no dilution:
  Income before extraordinary item.................................  $     .09  $     .14  $     .20  $     .32
  Extraordinary item - gain on early retirement of debt............                                         .98
                                                                     ---------  ---------  ---------  ---------
  Net income per common share assuming no dilution.................  $     .09  $     .14  $     .20  $    1.30
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
INCOME PER COMMON SHARE ASSUMING FULL DILUTION
  Income before dividends and accretion on mandatorily redeemable
   preferred stock.................................................  $   1,459  $   2,406  $   3,497  $   5,467
  Dividends and accretion on mandatorily redeemable preferred
   stock...........................................................       (180)      (162)      (716)      (487)
  Add back interest expense, net of tax, on convertible promissory
   notes...........................................................        140        152        293        451
                                                                     ---------  ---------  ---------  ---------
  Income before extraordinary item.................................      1,419      2,396      3,074      5,431
  Extraordinary item - gain on early retirement of debt............                                      15,177
                                                                     ---------  ---------  ---------  ---------
  Net income applicable to common stock............................  $   1,419  $   2,396  $   3,074  $  20,608
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
  Weighted average common shares outstanding prior to conversion of
   convertible promissory notes (1)................................     14,069     16,554     14,069     15,719
  Add weighted average shares issued upon conversion of convertible
   promissory notes................................................     11,698     16,565      7,854     16,538
                                                                     ---------  ---------  ---------  ---------
  Weighted average common shares outstanding.......................     25,767     33,119     21,923     32,257
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
Income per common share assuming full dilution:
  Income before extraordinary item.................................  $     .06  $     .07  $     .14  $     .17
  Extraordinary item - gain on early retirement of debt............                                         .47
                                                                     ---------  ---------  ---------  ---------
  Net income per common share assuming full dilution...............  $     .06  $     .07  $     .14  $     .64
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------

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(1)  INCLUDES THE COMMON STOCK EQUIVALENT OF DILUTIVE OPTIONS OUTSTANDING AT THE
END OF EACH PERIOD.

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